Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2023, relating to the financial statements of Seer, Inc. appearing in this Annual Report on Form 10-K of Seer Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

San Francisco, California

March 8, 2023